UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2023 (February 14, 2023)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
(Exact name of Registrant as specified in its Charter)

Luxembourg	001-34354	98-0554932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
33, Boulevard Prince Henri
L-1724 Luxembourg
Grand Duchy of Luxembourg
(Address of principal executive offices including zip code)
+352 2060 2055
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	ASPS	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying
with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement.
On February 9, 2023, Altisource Portfolio Solutions S.A. (“Altisource”, and together with its subsidiaries, the “Company”) including its wholly-owned subsidiary Altisource S.a.r.l. (the “Borrower”) and its subsidiary guarantors, entered into Amendment No. 2 (the “Second Amendment”) to its existing credit agreement dated as of April 3, 2018, among the Borrower, Altisource, the lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc. as administrative agent and collateral agent, as previously amended (the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by the Second Amendment, the “Amended Credit Agreement”). On February 14, 2023, the Second Amendment closed and Altisource entered into the Warrant Purchase Agreement and Registration Rights Agreement with the lenders party to the Second Amendment and Amended Credit Agreement (collectively, the “Lenders”). On the same date, Altisource issued warrants to the Lenders pursuant to Warrant Purchase Agreement (the “Warrants”) to purchase 3,223,851 shares of Altisource Common Stock (the “Warrant Shares”). The number of Warrant Shares is subject to reduction based on certain par paydowns that may be made pursuant to the Second Amendment as specified in the Warrants. The exercise price per share of Common Stock under the Warrants is $0.01. The Initial Exercise Date for the Warrants is February 14, 2024 and the Warrants expire on May 22, 2027.
The Registration Rights Agreement provides that the Company shall (i) file a Registration Statement with the Securities and Exchange Commission following the February 14, 2023 closing date to register the Registrable Securities (the “Registration Statement”); and (ii) use its reasonable best efforts to have the Registration Statement declared effective as soon as reasonably practicable after its filing and in any event no later than February 14, 2024.
The foregoing provides only brief descriptions of the material terms of the Warrant Purchase Agreement, the Warrants and the Registration Rights Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the forms of the Warrants Purchase Agreement, the Warrant and the Registration Rights Agreement filed as exhibits to this Current Report on Form 8-K, and are incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
The disclosures set forth in Item 1.01 above are incorporated herein for this Item 3.02.
Item 7.01 Regulation FD Disclosure.
On February 21, 2023, pursuant to the Amended Credit Agreement, Altisource notified the Administrative Agent of its intention to make a par paydown of the principal of the Term B Loans in an amount equal $20 million using proceeds from its previously announced underwritten public offering of 4,550,000 shares of its common stock. As a result of such paydown, the PIK Interest Amount applicable in the Amended Credit Agreement will be reduced from 5.0% to 4.5%, and the number of Warrant Shares that may be purchased pursuant to the Warrants will be reduced from 3,223,851 to 2,578,743. The Warrant Shares that may be purchased pursuant to the Warrants are subject to a potential further reduction based on certain additional par paydowns as provided in the Warrant Purchase Agreement.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Form of Warrant issued February 14, 2023
Exhibit 10.2	Registration Rights Agreement dated February 14, 2023
Exhibit 10.3	Warrant Purchase Agreement dated February 14, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2023

Altisource Portfolio Solutions S.A.

By:	/s/ Michelle D. Esterman
Name:	Michelle D. Esterman
Title:	Chief Financial Officer